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                                                                    Exhibit (1)

                                Brown & Wood LLP
                             One World Trade Center
                          New York, New York 10048-0557
                            Telephone: (212) 839-5300
                            Facsimile: (212) 839-5599


                                                               February 28, 1997


Nextel STRYPES Trust
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware  19711


Ladies and Gentlemen:

         We have acted as counsel for Nextel STRYPES Trust, a Delaware business trust (the "Trust"), in connection with the registration of 8,243,875 STRYPES, par value $0.10 per STRYPES (the "STRYPES"), under the Securities Act of 1933, as amended, pursuant to a registration statement on Form N-2 to be filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

         As counsel for the Trust, we are familiar with the proceedings taken by the Trust in connection with the authorization, issuance and sale of the STRYPES. In addition, we have examined and are familiar with the Restated Certificate of Trust of the Trust, the Amended and Restated Trust Agreement of the Trust and such other documents as we have deemed relevant to the matters referred to in this opinion.

         Based upon the foregoing, we are of the opinion that the STRYPES, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less


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than the par value thereof, will be legally issued, fully paid and non-assessable STRYPES of the Trust.

         In rendering this opinion, we have relied as to matters of Delaware law upon an opinion of Richards, Layton & Finger rendered to the Trust.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.
                                                          Very truly yours,

                                                          /s/ Brown & Wood LLP